UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 5, 2010

EMRISE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Industrial Way, Eatontown, NJ	07224
(Address of principal executive offices)	(Zip Code)

(732) 389-0355

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 5, 2010, EMRISE Corporation (the “Company”) received notice from the staff of NYSE Arca, Inc. (the “NYSE Arca”) that the Company was no longer in compliance with the minimum price per share required for continued listing on the NYSE Arca under NYSE Arca Equities Rule 5.5(h)(4) (the “Notice”).  The Company no longer complies with such continued listing requirements because the price of the Company’s common stock has been less than $1.00 since November 17, 2009 and on each of the 30 consecutive trading days immediately prior to the Notice.

The Company is required to notify the NYSE Arca within 10 business days of receipt of the Notice of its intent to cure its compliance deficiency, including specific steps that the Company will undertake to cure such deficiency (the “Plan”), or it will be subject to suspension and delisting procedures.  On January 11, 2010, the Company submitted a Plan to the NYSE Arca.  The Company’s Plan discusses the fact that its lender, PEM Group, is currently in the hands of a US Federal Court appointed bankruptcy receiver at the request of the Securities and Exchange Commission as a result of fraud allegations brought by the Commission against the PEM Group and Danny Pang, its founder and principal.  Specifically, the Company’s Plan to achieve compliance with the NYSE Arca’s continued listing standards within a maximum six-month period from the date of the Notice is predicated on it paying all outstanding obligations to its current lender through the sale of assets, in conjunction with which, the Company believes its stock price may recover above the $1.00 per share price level.  The price condition will be deemed cured if the price exceeds $1.00 per share and the price remains above this level for at least 30 trading days within the six month cure period.

If the NYSE Arca accepts the Company’s request for the suspension of delisting, the Company’s common stock will continue to be listed on the NYSE Arca while it implements the Plan.  However, the Company’s common stock will become subject to the trading symbol extension “.BC” to denote its non-compliance during the six-month cure period.  In the event that a $1.00 price per share of Company common stock is not attained by the expiration of such six-month cure period, the NYSE Arca is expected to commence suspension and delisting procedures.  There can be no assurance that the NYSE Arca will accept the Company’s Plan and grant the suspension for the full six months, if at all, that the Company will be able to implement the Plan within the prescribed timeframe, or that implementation of the Plan will have a positive effect on our stock price in the prescribed time period.

Upon receipt of the NYSE Arca’s response to the Company’s request for suspension of delisting, which was submitted by the Company to the NYSE Arca staff on January 11, 2010, the Company will file an additional 8-K and will issue another press release regarding the staff’s response.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 hereto.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

99.1	Press release dated January 11, 2010 announcing notice from NYSE Arca, Inc. of EMRISE Corporation’s non-compliance with continued listing requirements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2010		EMRISE CORPORATION

	By:	/s/ D. John Donovan
D. John Donovan
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated January 11, 2010 announcing notice from NYSE Arca, Inc. of EMRISE Corporation’s non-compliance with continued listing requirements.